Exhibit 99.1

Press Release

For More Information Call:

GAYLA J. DELLY
CHIEF FINANCIAL OFFICER
BENCHMARK ELECTRONICS, INC	OCTOBER 17, 2006

(979) 849-6550

GREG S. LEA

CHIEF FINANCIAL OFFICER

PEMSTAR INC.

(507) 292-6941

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS SIGNS DEFINITIVE AGREEMENT TO ACQUIRE PEMSTAR

ANGLETON, TX, OCTOBER 17, 2006 – Benchmark Electronics, Inc. (NYSE:BHE) and Pemstar Inc. (NASDAQ:PMTR) today announced that they have signed a definitive merger agreement pursuant to which each outstanding share of Pemstar common stock will be converted into the right to receive 0.160 of a common share of Benchmark at transaction close.

Based on Benchmark’s closing price of $28.93 on October 16, 2006, the transaction values Pemstar at $4.63 per common share, or approximately $300 million including the assumption of Pemstar net debt. The merger is expected to be a tax-free exchange of common shares.

The merger agreement has been unanimously approved by the boards of directors of both Benchmark and Pemstar. The transaction, which is subject to the approval of Pemstar’s shareholders, antitrust approvals and other closing conditions, is expected to close in the first calendar quarter of 2007, subject to the timing of completion of regulatory reviews.

“The combination of the Benchmark/Pemstar organizations brings together two well respected teams with broad and complementary customer bases and serving diversified end markets. Pemstar’s customer-focused culture and operating flexibility is highly

PR October 17, 2006

compatible with that of Benchmark,” said Cary Fu, Benchmark’s chief executive officer. “This acquisition also supports Benchmark’s strategy to continue to expand and deepen its suite of integrated services and solutions. Pemstar’s strengths in design engineering and systems integration as well as its global footprint complement our existing growing business. I am confident that the combined organization will create additional value for our combined base of customers.”

“Benchmark’s proven track record, strong balance sheet, and reputation as a global leader in electronics manufacturing services make the deal an attractive one for Pemstar’s customers, shareholders and employees. This transaction will provide Pemstar customers with an enhanced portfolio of capabilities, expanded supply chain and operating leverage and the advantages of an increased global footprint,” said Al Berning, Pemstar’s chairman and chief executive officer. “Our customers will benefit greatly from Benchmark’s capabilities in design engineering, complex manufacturing and test and repair, as well as expanded low-cost operations in Asia. There is a strong cultural fit between the two organizations, which will facilitate a smooth transition and ensure consistency of ongoing service delivery. The management team and I strongly support the transaction and the opportunity it provides.”

Pemstar was founded in 1994 and is an established leader in the EMS industry, with Fiscal Year 2006 (March) revenues of $871 million, including the additional revenue resulting from the full turnkey operation with a wireless handset customer. Pemstar has a global footprint of 11 design, manufacturing and fulfillment locations worldwide and employs approximately 3,500 people. Pemstar provides a comprehensive range of global engineering, product design, automation and test, manufacturing and fulfillment services to customers on a global basis through facilities strategically located in North America, Asia and Europe.

Benchmark Electronics, Inc. is in the business of manufacturing electronics and provides its services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include facilities in seven countries. Benchmark’s common shares trade on the New York Stock Exchange under the symbol BHE.

PR October 17, 2006

A conference call hosted by Benchmark and Pemstar management will be held on October 17, 2006 at 10:00 am (Central time) to discuss this announcement. This call will be broadcast via the Internet and may be accessed by logging on to Benchmark’s website at www.bench.com or Pemstar’s website at www.pemstar.com.

Credit Suisse acted as financial advisor to Benchmark and Needham & Company, LLC acted as financial advisor to Pemstar. Cravath, Swaine & Moore LLP acted as legal advisor to Benchmark and Dorsey & Whitney LLP acted as legal advisor to Pemstar.

Forward-Looking Statements

This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Although Benchmark and Pemstar believe that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions, customer actions and the other factors discussed in Benchmark’s Form 10-K for the year ended December 31, 2005, Pemstar’s Form 10-K for the fiscal year ended March 31, 2006, and Benchmark’s and Pemstar’s other filings with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Additional Information

This communication is not a solicitation of a proxy from any security holder of Pemstar Inc. Benchmark Electronics, Inc. intends to file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Pemstar Inc. that also constitutes a prospectus of Benchmark Electronics, Inc., which will be sent to the shareholders of Pemstar Inc. Shareholders are urged to read the proxy statement/prospectus and any other relevant document when they become available, because they will contain important information about Benchmark Electronics, Inc., Pemstar Inc. and the proposed transaction. A definitive proxy statement will be sent to shareholders of Pemstar Inc. seeking approval of the proposed transaction. The proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge

PR October 17, 2006

from Benchmark Electronics, Inc. upon written request to Benchmark Electronics, Inc., 3000 Technology Drive, Angleton, Texas 77515, or by calling (979) 849-6550, or from Pemstar Inc., upon written request to Pemstar Inc., 3535 Technology Drive, N.W., Rochester, Minnesota 55901, or by calling (507) 280-2385.

Participants in the Proposed Transaction

Benchmark Electronics, Inc., Pemstar Inc. and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Benchmark Electronics, Inc. may be found in its 2005 Annual Report on Form 10-K filed with the SEC on March 13, 2006 and definitive proxy statement relating to its 2006 Annual Meeting of Shareholders filed with the SEC on April 12, 2006. Information about the directors and executive officers of Pemstar Inc. may be found in its 2006 Annual Report on Form 10-K filed with the SEC on June 23, 2006 and definitive proxy statement relating to its 2006 Annual Meeting of Shareholders filed with the SEC on June 30, 2006. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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